                                                                                                    Exhibit 23.1

                                       Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Acxiom Corporation Retirement Savings Plan:

We consent to  incorporation  by  reference  in  registration  statements  previously  filed on Form S-3 and Form S-8  (Nos.
333-72009, 333-81211,  333-49740,  333-55814, 33-17115,  33-37610, 33-42351,  333-72310,  33-72312,  33-63423,  333-03391,
333-40114,  333-57470, 333-68620,  33-37609,  333-108900,  and  333-124901)  of Acxiom  Corporation  of our report dated April 29,
2005,  with respect to the statements of net assets available for benefits of Acxiom  Corporation  Retirement  Savings Plan as of
December 31,  2004 and 2003, the related statement of changes in net assets available for benefits for the year ended  December 31,
2004, and the related  supplemental schedule, which report appears in the December 31, 2004 annual report on Form 11-K of Acxiom
Corporation Retirement Savings Plan.

                                                               /s/ KPMG LLP

Dallas, Texas
June 28, 2005